Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of certain information by reference in this Amendment No. 2 to Registration Statement on Form F-1 (No. 333-287735) to be filed on September 3, 2025 of Primega Group Holdings Limited and Subsidiaries (the “Company”) of our report dated August 14, 2025, relating to our audits of the accompanying consolidated balance sheets of the Company as of March 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2025, and the related notes (collectively referred to as the consolidated financial statements) which is included in the Company’s Annual Report on Form 20-F.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

September 3, 2025

999 18th Street, Suite 3000, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us